Exhibit 23.2

Consent of Independent Registered Accounting Firm

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on form S-1 of our report dated September 11, 2015 relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California

November 17, 2015